Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

MidAmerican Energy Holdings Company:

Sara Schillinger/Ann Thelen

515-281-2785

Constellation Energy – Media Contacts:

Robert L. Gould/Debra Larsson

410-470-7433

Constellation Energy – Investor Contact:

Janet Mosher

410-470-1884

Constellation Energy and MidAmerican Energy Holdings Company

Jointly Terminate Merger Agreement

BALTIMORE AND DES MOINES, IOWA – Dec. 17, 2008 – Constellation Energy (NYSE: CEG) and MidAmerican Energy Holdings Company today announced they have jointly reached agreement to terminate their Sept. 19, 2008, merger agreement, and as a result, the previously announced Dec. 23, 2008, shareholder meeting to vote on the MidAmerican merger has been canceled.

On Sept. 22, 2008, MidAmerican provided $1 billion of needed capital to Constellation Energy to assist them in continuing their business operations during unprecedented times of global financial stress.

Under the provisions of the termination agreement MidAmerican will receive a $175 million termination fee. In addition, the preferred shares issued to MEHC Investment, Inc., a wholly owned subsidiary of MidAmerican, will convert, and MEHC Investment, Inc. will receive a $1 billion note at 14 percent interest, maturing Dec. 31, 2009; approximately 20 million shares of Constellation Energy common stock, representing 9.99 percent of outstanding shares;

and approximately $418 million in cash. Additionally, the $350 million liquidity resource will terminate.

“We greatly appreciate the professionalism, good faith and cooperation MidAmerican’s management and board have shown since we first initiated discussions in September,” said Mayo A. Shattuck III, chairman, president and chief executive officer of Constellation Energy. “Based on a careful process to examine all alternatives available to our shareholders and other stakeholders, we believe that termination of the merger agreement is in the best interest of all parties.”

“We were pleased to have been able to quickly provide a significant amount of capital that was critical to Constellation Energy as they went through unprecedented financial times. We appreciate the relationships we have built with the Constellation Energy team and wish them success as they pursue an alternative transaction,” said Gregory E. Abel, president and chief executive officer of MidAmerican.

The companies will make appropriate filings to notify regulatory agencies that the proposed transaction has been terminated.

About Constellation Energy

Constellation Energy (http://www.constellation.com), a FORTUNE 125 company with 2007 revenues of $21 billion, is the nation’s largest competitive supplier of electricity to large commercial and industrial customers and the nation’s largest wholesale power seller. Constellation Energy also manages fuels and energy services on behalf of energy intensive industries and utilities. It owns a diversified fleet of 83 generating units located throughout the United States, totaling approximately 9,000 megawatts of generating capacity. The company delivers electricity and natural gas through the Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland.

About MidAmerican Energy Holdings Company

MidAmerican Energy Holdings Company, based in Des Moines, Iowa, is a global provider of energy services. Through its energy-related business platforms, MidAmerican provides electric and natural gas service to more than 6.9 million customers worldwide. These business platforms are Pacific Power, Rocky Mountain Power and PacifiCorp Energy, which comprise PacifiCorp; MidAmerican Energy Company; CE Electric UK; Northern Natural Gas Company; Kern River Gas Transmission Company; and CalEnergy. Information about MidAmerican is available at www.midamerican.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions are intended to identify forward-looking statements. Such statements are based upon the current beliefs and expectations of our management and involve a number of significant risks and uncertainties, many of which are difficult to predict and generally are beyond the control of Constellation Energy and MidAmerican. Actual results may differ materially from the results anticipated in these forward-looking statements. Factors that could cause Constellation Energy’s results to differ materially from those described in the forward-looking statements can be found in Constellation Energy’s periodic reports filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission’s Web site (www.sec.gov) at no charge. Constellation Energy assumes no responsibility to update any forward-looking statements as a result of new information or future developments except as expressly required by law.